EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENTS



We consent to the incorporation by reference in this Registration Statement of Orion Capital Corporation on Form S-8 of our report dated February 24, 1995 appearing in the Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1994.



/s/ Deloitte & Touche LLP
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Hartford, Connecticut
May 31, 1995















We consent to the incorporation by reference in this Registration Statement of Orion Capital Corporation on Form S-8 of our report dated February 22, 1995 appearing in the Annual Report on Form 10-K of Guaranty National Corporation for the year ended December 31, 1994.



/s/ Deloitte & Touche LLP
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Denver, Colorado
May 31, 1995